Exhibit 99.5(a)(i)

Protective Life Insurance Company [ Overnight: 2801 Highway 280 South, Birmingham, Alabama 35223 U.S. Mail: P. O. Box 10648, Birmingham, Alabama 35202-0648 (800) 456-6330 ]

INDIVIDUAL VARIABLE ANNUITY APPLICATION

Product Name:	[ Marketing Name of Product ]	Contract #	[ Contract # ]

Funding:	[ Funding Source Type ]	Plan Type:	[ Tax-Qualified Plan Type ]

		[ IRA Tax Year: ]	[$n,nnn — PriorYr] [$n,nnn — CurrYr]

Owner 1:	[ Owner 1 — Name ]
[ Owner 1 — Address ]
[ Owner 1 — C, S, Z ]
	[ Owner 1 — Phone ]	[ Owner 1 — email address ]
	[ O1 — Gender / O1 — Date of Birth ]	SSN or Tax ID #:	[ O1 — SSN or Tax Identification # ]

Owner 2:	[ Owner 2 — Name ]
[ Owner 2 — Address ]
[ Owner 2 — C, S, Z ]
	[ Owner 2 — Phone ]	[ Owner 2 — email address ]
	[ O2 — Gender / O2 — Date of Birth ]	SSN or Tax ID #:	[ O2 — SSN or Tax Identification # ]

Annuitant:	[ Annuitant — Name ]
[ Annuitant — Address ]
[ Annuitant — C, S, Z ]
	[ Annuitant — Phone ]	[ Annuitant — email address ]
	[ A — Gender / O2 — Date of Birth ]	SSN or Tax ID #:	[ A — SSN or Tax Identification # ]

Beneficiary Name (If No Surviving Owner)		Type	Relationship	Percentage
[ Bene 1 — Name ]		[ Primary ]	[Bene 1-Relationship]	[ 100% ]
[ Bene 2 — Name ]		[ Contingent ]	[Bene 2-Relationship]	[ 50% ]
[ Bene 3 — Name ]		[ Contingent ]	[Bene 3-Relationship]	[ 25% ]
[ Bene 4 — Name ]		[ Contingent ]	[Bene 4-Relationship]	[ 15% ]
[ Bene 5 — Name ]		[ Contingent ]	[Bene 5-Relationship]	[ 10% ]
Replacement:
Do you currently have an annuity contract or life insurance policy?			[ YES or NO ]
Will this annuity change or replace an existing annuity contract or life insurance policy? (If yes, please provide the company name and contract or policy number below.)			[ YES or NO ]
[ Policy 1 Company Name ]			[ Policy 1 Policy # ]
[ Policy 2 Company Name ]			[ Policy 2 Policy # ]
[ Policy 3 Company Name ]			[ Policy 3 Policy # ]
[ Policy 4 Company Name ]			[ Policy 4 Policy # ]

Initial Purchase Payment:		[$nnn,nnn ]	Protective Life Guaranteed Account: [ Fixed Account ] [DCA Account [1] - Transfer Date - [date]]	[ None ] [ F-A% ] [ D-A% ]

Sub-Accounts of the Protective Variable Annuity Separate Account (the “Variable Account”):
Sub Account	[Purchase Payment]	[DCA Destination]	[Sub Account]	[Purchase Payment]	[DCA Destination]
[ Selected Sub-Account 1 ]	[S-A %]	[D-A %]	[ Selected Sub-Account 11 ]	[S-A %]	[D-A %]
[ Selected Sub-Account 2 ]	[S-A %]	[D-A %]	[ Selected Sub-Account 12 ]	[S-A %]	[D-A %]
[ Selected Sub-Account 3 ]	[S-A %]	[D-A %]	[ Selected Sub-Account 13 ]	[S-A %]	[D-A %]
[ Selected Sub-Account 4 ]	[S-A %]	[D-A %]	[ Selected Sub-Account 14 ]	[S-A %]	[D-A %]
[ Selected Sub-Account 5 ]	[S-A %]	[D-A %]	[ Selected Sub-Account 15 ]	[S-A %]	[D-A %]
[ Selected Sub-Account 6 ]	[S-A %]	[D-A %]	[ Selected Sub-Account 16 ]	[S-A %]	[D-A %]
[ Selected Sub-Account 7 ]	[S-A %]	[D-A %]	[ Selected Sub-Account 17 ]	[S-A %]	[D-A %]
[ Selected Sub-Account 8 ]	[S-A %]	[D-A %]	[ Selected Sub-Account 18 ]	[S-A %]	[D-A %]
[ Selected Sub-Account 9 ]	[S-A %]	[D-A %]	[ Selected Sub-Account 19 ]	[S-A %]	[D-A %]
[ Selected Sub-Account 11 ]	[S-A %]	[D-A %]	[ Selected Sub-Account 20 ]	[S-A %]	[D-A %]

Investment Instructions:

The company shall honor my telephone instructions regarding transfers among the Investment Options.	[ YES or NO ]
The company shall honor my agent’s telephone instructions regarding transfers among the Investment Options.	[ YES or NO ]

ICC11-VDA-P-1006	[ 5/12 ]

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[ Marketing Name of Product ]	[ Annuitant - Name ]	[ Contract # ]

INDIVIDUAL VARIABLE ANNUITY APPLICATION, continued

OPTIONAL BENEFITS AND FEATURES: [ “None” or list those selected. ]

[ Optional Death Benefit:  [ Marketing Name of Benefit ] ]

[ Optional Protected Lifetime Income Benefit:  [ Marketing Name of Benefit ] ]

[ Portfolio Rebalancing: Rebalance to my current Variable Account allocation [frequency] on the [date] day of the month. ]

[ Automatic Purchase Plan:  Attach a voided check.

Draft [ $nnn ] per [ frequency ] from my account on the [ date ] day of the month and apply to my Contract. ]

[ Automatic Withdrawals:  Attach a voided check.  If Form # LAD-1133 (Federal Tax Withholding on Non-Periodic Annuity Payments) is not completed, Federal Tax Withholding at a rate of 10% will automatically apply.

Withdraw [ $nnn ] per [ frequency ] from my Contract on the [ date ] day of the month and deposit to my account. ]

Special Instructions:  [ “None” or as entered by Producer. ]

Acknowledgments and Signatures:
I have received a current prospectus for this annuity.	[ YES or NO ]
I believe this annuity meets my current needs and financial objectives.	[ YES or NO ]

Variable annuities involve risk, including the possible loss of principal.  When Contract Value is allocated to the Variable Account, the Contract Value, annuity payments, and termination values are variable.

They are not guaranteed as to any fixed dollar amount and will increase or decrease based on the investment experience of the funds in which the applicable Sub-Accounts invest.

An annuity contract is not a deposit or obligation of, or guaranteed by any bank or financial institution.

It is not insured by the Federal Deposit Insurance Corporation or any other government agency and is subject to investment risk, including the possible loss of principal.

I understand this application will be part of the annuity contract issued by the Company.  My statements are true and correct to the best of my knowledge and belief.  The Company will treat my statements as representations and not warranties.  The Company may accept instructions from any Owner on behalf of all Owners.

IMPORTANT NOTICE

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Executed today,	(Date) in	(City, State).

Signature — Owner 1	Signature — Owner 2	Signature — Annuitant

Federal law requires this notice:  “We may request or obtain additional information to establish or verify your identity.”

PRODUCER REPORT: To the best of your knowledge and belief …
Does the applicant have an existing annuity contract or life insurance policy?	[ YES or NO ]
Does this annuity change or replace an existing annuity contract or life insurance policy?	[ YES or NO ]

This annuity is suitable based on information I obtained from the applicant after reasonable inquiry into the applicant’s financial and tax status, investment objectives, and other relevant information.

[ YES or NO ]
I have truly and accurately recorded on this application the information provided to me by the applicant.	[ YES or NO ]
Current government issued photo I.D. used to verify the applicant’s identity? [ Type of ID ]	[ ST ] [ ID # ]

Signature: [ Producer Sign ]	Print Name: [ Producer Name ]
Producer # [ Producer # ]	Brokerage: [ Brokerage Name ]
State Agent License # [ State Agent License # ]	Phone # [ Producer/Brokerage Phone ]

NOT A DEPOSIT	NOT INSURED BY ANY GOVERNMENT AGENCY	NO BANK GUARANTEE

2

PROTECTIVE LIFE INSURANCE COMPANY
VARIABLE ANNUITY APPLICATION	Home Office: Nashville, Tennessee
CONTRACT #

IMPORTANT NOTICES

THIS IS A VARIABLE ANNUITY APPLICATION - CONTRACT BENEFITS ARE VARIABLE.  THEY MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

RESIDENTS OF AZ: We will provide you reasonable factual information about benefits and provisions of the contract within a reasonable time after we receive your written request.  You may return the contract to us or the agent through whom it was purchased any time within 10 days of your receipt of the contract, or within 30 days if the contract is issued in replacement of an existing contract, or if you are 65 years of age or older on the date of application.  We will promptly return the Contract Value.  This may be more or less than the Purchase Payment(s).

RESIDENTS OF AR, DC, KY, LA, ME, NM, OH, PA, RI and TN:  Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

RESIDENTS OF CALIFORNIA — AGE 65 AND OVER:  There may be tax consequences, early withdrawal penalties, or other penalties if you sell or liquidate any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of an annuity product.  You may wish to consult with an independent legal or financial advisor before selling or liquidating any assets and before buying an annuity product.

RESIDENTS OF CO:  It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company.  Penalties may include imprisonment, fines, denial of insurance and civil damages.  Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory agencies.

RESIDENTS OF FL:  ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE AN INSURER, FILES A STATEMENT OF CLAIM OR APPLICATION CONTAINING ANY FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY IN THE THIRD DEGREE.

RESIDENTS OF MD: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

RESIDENTS OF NJ:  Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

RESIDENTS OF OK:  WARNING - Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

RESIDENTS OF OR:  Any person who knowingly and with intent to injure, defraud, or deceive any insurance company, files a statement of claim or provides false, incomplete or misleading information as part of the information provided to obtain coverage commits a fraudulent act, which is a crime, and may be subject to criminal and civil penalties.

RESIDENTS OF WA:  It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

APPLICATION INSTRUCTIONS

Mailing Address for Applications:	Overnight	U. S. Postal Mail
	Annuity New Business	Annuity New Business
	2801 Hwy 280 South	P. O. Box 10648
	Birmingham, AL 35223	Birmingham, AL 35202-0648

Percentages:  Always use whole (not fractional) percentages.  Percentage totals must equal 100% per category (i.e. “Primary” and “Contingent” Beneficiaries; “Purchase Payment” and “DCA Allocation” instructions; etc.)

Withholding on Withdrawals:  All withdrawals from the Contract, including Protective Income Manager, SecurePay and Partial Automatic Withdrawals must include your instructions regarding Federal Tax Withholding.  Complete “Federal Tax Withholding on Non-Periodic Annuity Payments” form # LAD-1133. If not completed, Federal Tax Withholding at a rate of 10% will automatically apply.

IPV-2161	APPLICATION COVER PAGE	5/12

PROTECTIVE LIFE INSURANCE COMPANY
VARIABLE ANNUITY APPLICATION	Home Office: Nashville, Tennessee
CONTRACT #

Select  Product:  ☐ B Series              ☐ L Series

Owner 1
Name:			☐ Male	☐ Female
Address:			Birthdate:
City:	State:	Zip:	Tax ID:
Email Address:			Phone:

Owner 2
Name:			☐ Male	☐ Female
Address:			Birthdate:
City:	State:	Zip:	Tax ID:
Email Address:			Phone:

Annuitant
Name:			☐ Male	☐ Female
Address:			Birthdate:
City:	State:	Zip:	Tax ID:
Email Address:			Phone:

Beneficiary, if there is no surviving Owner

Name	Type		Relationship	Percentage
	P	C			%
	P	C			%
	P	C			%
	P	C			%
	P	C			%

Initial Purchase Payment:   $

(minimums:  B-Series - $5,000;  L-Series, or if Protective Income Manager is added to either product - $25,000.)

Funding Source:	☐	Cash	☐	Non-Qualified 1035 Exchange		☐	Non-Insurance Exchange

	☐	Transfer	☐	Direct Rollover		☐	Indirect Rollover

Plan Type:	☐	Non-Qual	☐	IRA ☐	Roth IRA	☐	Other:

Complete if an IRA and includes new contributions:				$	(Amount)		(Tax Year)

				$	(Amount)		(Tax Year)

Replacement:

Do you currently have an annuity contract or life insurance policy?	☐ Yes	☐ No

Will this annuity change or replace an existing annuity contract or life insurance policy?	☐ Yes	☐ No
(If yes, please provide the company name and contract or policy number below.)

Company 1	Contract or Policy #
Company 2	Contract or Policy #
Company 3	Contract or Policy #

An annuity contract is not a deposit or obligation of, nor guaranteed by any bank or financial institution.  It is not insured by the Federal

Deposit Insurance Corporation or any other government agency, and is subject to investment risk, including the possible loss of principal.

CONTRACT BENEFITS ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

PROTECTIVE LIFE INSURANCE COMPANY
VARIABLE ANNUITY APPLICATION	Home Office: Nashville, Tennessee
CONTRACT #

ALLOCATE PURCHASE PAYMENTS - Unless you give us instructions for allocating subsequent Purchase Payments when you make them, we will use the Variable Account allocation in effect at that time.   Use whole percentages.  Purchase Payment and DCA Allocation percentage totals must equal 100%, each.  If using a Model Portfolio, allocate to the Guaranteed Account and one Model Portfolio, only.

Purchase	DCA	Protective Life Guaranteed Account
Payment	Allocation
%	%	Fixed Account — Not Available if a protected lifetime income benefit is purchased.
%	N/A	DCA Account 1 — Make DCA transfers on the day (1st – 28th) of the month for months (3 – 6 months).
%	N/A	DCA Account 2 — Make DCA transfers on the day (1st – 28th) of the month for months (7 – 12 months).

Sub-Accounts of the Protective Variable Annuity Separate Account

		Category 1 — Conservative			Category 3 — Aggressive
Purchase Payment	DCA Allocation	(Min. 35% allocation if protected lifetime income benefit is purchased.)	Purchase Payment	DCA Allocation	(Max. 30% allocation if a protected lifetime income benefit is purchased.)
%	%	Fidelity Investment Grade Bond	%	%	Fidelity Mid Cap
%	%	Franklin U. S. Government	%	%	Franklin Flex Cap Growth
%	%	Invesco Balanced Risk Allocation	%	%	Franklin Small Cap Value
%	%	Invesco Government Securities	%	%	Franklin Small-Mid Cap Growth
%	%	Legg Mason Dynamic Multi-Strategy	%	%	Goldman Sachs Growth Opportunities
%	%	Lord Abbett Bond Debenture	%	%	Goldman Sachs Mid Cap Value
%	%	MFS Research Bond	%	%	Goldman Sachs Strategic International Equity
%	%	OppenheimerFunds Global Strategic Income	%	%	Invesco Global Real Estate
%	%	OppenheimerFunds Money	%	%	Invesco International Growth
%	%	PIMCO Long-Term U.S. Government	%	%	Invesco Small Cap Equity
%	%	PIMCO Low Duration	%	%	Invesco Van Kampen Mid Cap Growth
%	%	PIMCO Real Return	%	%	Invesco Van Kampen Mid Cap Value
%	%	PIMCO Short Term	%	%	Legg Mason ClearBridge Mid Cap Core
%	%	PIMCO Total Return	%	%	Legg Mason ClearBridge Small Cap Growth
%	%	Templeton Global Bond	%	%	Lord Abbett Growth Opportunities
			%	%	Lord Abbett Mid Cap Value
		Category 2 — Moderate	%	%	MFS Emerging Markets
Purchase	DCA	(Max. 65% allocation if a protected lifetime	%	%	MFS International Value
Payment	Allocation	income benefit is purchased.)%		%	MFS New Discovery
%	%	Fidelity Contrafund®	%	%	MFS Research
%	%	Fidelity Index 500%		%	MFS Utilities
%	%	Franklin Income	%	%	OppenheimerFunds Capital Appreciation
%	%	Franklin Rising Dividends	%	%	OppenheimerFunds Global Securities
%	%	Goldman Sachs Strategic Growth	%	%	PIMCO All Asset
%	%	Invesco Van Kampen Comstock	%	%	Royce Micro-Cap
%	%	Invesco Van Kampen Equity & Income	%	%	Royce Small-Cap
%	%	Invesco Van Kampen Growth and Income	%	%	Templeton Developing Markets
%	%	Lord Abbett Capital Structure	%	%	Templeton Foreign
%	%	Lord Abbett Classic Stock	%	%	Templeton Growth
%	%	Lord Abbett Fundamental Equity
%	%	MFS Growth			MODEL PORTFOLIOS
%	%	MFS Investors Growth Stock	Purchase Payment	DCA Allocation	(Do not allocate to more than one Model Portfolio)
%	%	MFS Investors Trust	%	%	Conservative Growth
%	%	MFS Total Return	%	%	Moderate Growth
%	%	MFS Value	%	%	Growth and Income
%	%	Mutual Shares	%	%	Aggressive Growth - Not available if a protected lifetime income benefit is purchased.
%	%	OppenheimerFunds Main Street®

Important Notice About Restricted Sub-Accounts — The protected lifetime income benefits include an allocation adjustment that may temporarily restrict access to one or more Sub-Accounts after the 1st Contract Anniversary.  If that occurs, any portion of a future Purchase Payment allocated to a restricted Sub-Account will be applied to the OppenheimerFunds Money Sub-Account while the restriction is in effect.

Transfer Authorizations

☐  I authorize the company to honor my telephone instructions for transfers among the investment options.

☐  I authorize the company to honor my agent’s telephone instructions for transfers among the investment options.

Portfolio Rebalancing — Must be completed if a protected lifetime income benefit is purchased.

Rebalance to my current Variable Account allocation ☐ quarterly ☐ semi-annually ☐ annually on the ☐ day (1st – 28th) of the month.

For California Residents Age 60 and Older — The consequences of allocating my initial Purchase Payment to the Sub-Accounts on the Effective Date with respect to the Contract’s “Right to Cancel” provision have been explained to me and I understand them.

☐  I instruct the Company to allocate my initial Purchase Payment as indicated above on the Contract Effective Date.

PROTECTIVE LIFE INSURANCE COMPANY
VARIABLE ANNUITY APPLICATION	Home Office: Nashville, Tennessee
CONTRACT #

OPTIONAL BENEFITS AND FEATURES - Not Required.  Select the options to be included in your Contract.

Optional Death Benefit:  Not available if any Owner or Annuitant is age 76 or older, or with Protective Income Manager.

☐ Maximum Anniversary Value

Optional Protected Lifetime Income Benefits:

Protective Income Manager sm  You may purchase Income Manager now or use RightTime® to purchase it later, provided the Covered Person (or both Covered Persons) are between ages 60 and 80 when the rider is purchased.  The Annuitant must be a Covered Person.

Please add Protective Income Manager to my Contract when it is issued, based on   one Covered Person -or-    two Covered Persons.  Complete LAD-1216, “Protective Income Manager Withdrawal Form” to start withdrawals.

SecurePay  You may purchase SecurePay now or use RightTime® to purchase it prior to the oldest Owner’s or Annuitant’s 86th birthday.  Not available if an Owner or Annuitant is younger than age 55.

☐ SecurePay                                                                                            ☐ SecurePay R72

Automatic Purchase Plan: Not available with Partial Automatic Withdrawals or Protective Income Manager.  Attach a voided check or deposit ticket.

Draft $    per     month -or-    quarter from my account on the    day (1st – 28th) of the month and apply to my Contract.

Partial Automatic Withdrawals:  Not available with Automatic Purchase Plan or Protective Income Manager.  Attach a voided check or deposit ticket.

Withdraw $    per    month -or-    quarter from the Contract on the    day (1st – 28th) of the month and deposit to my account.

SPECIAL REMARKS

SUITABILITY

Did you receive a current prospectus for this annuity?	☐ Yes	☐ No

Do you believe the annuity meets your financial needs and objectives?	☐ Yes	☐ No

SIGNATURES

I understand this application will be part of the annuity contract.  The information I provide is true and correct to the best of my knowledge and belief.  The company will treat my statements as representations and not warranties.   The company may accept instructions from any Owner on behalf of all Owners.

Variable annuities involve risk, including the possible loss of principal.  The Contract Value, annuity payments and termination values, when based upon the investment experience of the separate account, are variable and are not guaranteed as to any fixed dollar amount.

Application signed at:  (City & State)                                                                                         on (Date)                                            .

Owner 1:                                                        Owner 2:                                                     Annuitant:

Federal law requires the following notice:  We may request or obtain additional information to establish or verify your identity.

PRODUCER REPORT - This section must be completed and signed by the agent for the Contract to be issued.

To the best of your knowledge and belief…

Does the applicant have any existing annuity contract or life insurance policy?	☐ Yes	☐ No
Does this annuity change or replace an existing annuity contract or life insurance policy?	☐ Yes	☐ No

I have determined the suitability of this annuity to the applicant’s financial situation and objectives by inquiring into the applicant’s:

☐ financial status                    ☐ tax status                          ☐ investment objectives                ☐ other relevant information.

Producer Remarks:

Type of unexpired government issued photo I.D. used to verify applicant’s identity:                                                          #

I certify that I have truly and accurately recorded on this application the information provided to me by the applicant.

Signature:	Print Name:
Producer #	Brokerage:
Florida License # (if applicable)	Phone #

A B C D